SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2011


                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       0-32323                  20-1217659
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)         Identification Number)

17800 Castleton Street, Suite 638, City of Industry, California    91748
        (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (626) 581-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

BACKGROUND

     As previously reported in our Current Report on Form 8-K filed with the Commission on June 2, 2010, the Company signed a non-binding Letter of Intent on May 25, 2010, to merge with FHH Sino New Energies Co., Ltd., a Chinese company ("FHH Sino") located in Weihai, Shandong Province of China. FHH Sino is a petroleum storage company that offers petroleum storage tanks and facilities for rental to the petroleum importers/exporters is Weihai, a coastal city in Shandong Province of Northern China.

     The Letter of Intent was subject to (i) the execution of a mutually acceptable definitive merger or exchange agreements: (ii) there being no material adverse change in the financial condition, business or prospects of the Company prior to closing; (iii) final investment committee approval; (iv) local government and regulatory approvals; (v) extension of existing employment contracts for the Company's management; and (vi) and a guarantee of buy-back or exchange of common stock for preferred stock (not to exceed U.S. $2,300,000) currently held my the Company's officers or investors.

     Upon signing of the Letter of Intent, FHH Sino made a U.S. $230,000 good faith deposit with the Company.

RECENT EVENT

     Since the Letter of Intent was signed, the Company has engaged a Chinese law firm to conduct a Due Diligence Study on FHH Sino and such law firm has completed its report. The Company also engaged a qualified PCAOB qualified accounting firm to perform audits on FHH Sino.

     The Company had been looking forward to acquiring FHH Sino, but there was a legal dispute between current and former shareholders of the FHH Sino. The legal dispute did not include the Company. On June 13, 2011, the Chinese court froze the assets of one of the largest FHH Sino shareholders, effectively killing any chance of the Company acquiring 100% of FHH Sino stock. For several months after the court ruling, the parties to that dispute tried to resolve the matter amicably. However, no amicable resolution of the dispute has transpired. The Company was not a party to such legal dispute or court proceedings.

     Our Board of Directors decided that it was of no use to continue the Company's attempt to acquire FHH Sino and that it would be in the best interests of the Company and its shareholders to pursue other opportunities.

     Accordingly, on December 6, 2011, the Company formally terminated the Letter of Intent.

                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 6, 2011

                                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.


                                 By: /s/ Kenneth Yeung
                                    --------------------------------------------
                                    Kenneth Yeung
                                    President and Chief Executive Officer


                                       3